Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

1776 ACQUISITION CORP

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-half of one redeemable warrant	(1)	457(a)	17,250,000	$10.00	$172,500,000.00	0.0001381	$23,822.25
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	17,250,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	(3)	Other	8,625,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying the redeemable warrants included as part of the units	(4)	Other	8,625,000	11.50	99,187,500.00	0.0001381	13,697.80
Fees to be Paid	Equity	Class B ordinary shares issuable to the representative of the underwriters (the "Representative Shares")	(5)	457(a)	125,000	$10.00	$1,250,000.00	0.0001381	$172.63

Total Offering Amounts:							$272,937,500.00		37,692.68
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$37,692.68

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

Includes 2,250,000 units, consisting of 2,250,000 Class A ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

Represents 125,000 Class B ordinary shares issuable to Clear Street LLC and/or its designees as compensation in connection with this offering. The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of the registrant’s initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment.